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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2002 relating to the R.H. Donnelley Corporation consolidated financial statements and our report dated January 18, 2002 relating to the DonTech Partnership combined financial statements, which appear in R.H. Donnelley Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York

July 26, 2002